Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation of our report dated March 13, 2020, with respect to the consolidated financial statements of Investar Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana

August 6, 2021